UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51903	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement

On February 20, 2008 our wholly owned subsidiary, H2Diesel, Inc. (“H2Diesel”), entered into Amendment No. 5 (“Amendment No. 5”) to the Exclusive License Agreement, dated March 20, 2006 and as amended September 11, 2006, December 13, 2006, November 3, 2007 and November 9, 2007 between Mr. Petrucci and H2Diesel (as amended, the “License Agreement”), as follows:

•	The due date for the payment of US$500,000 of the US$2,000,000 payment originally due November 29, 2007 was extended to March 20, 2008.

•	The due date for the US$500,000 payment originally due February 20, 2008 is extended to March 20, 2008.

A copy of Amendment No. 5 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 5, dated February 20, 2008, to the Exclusive License Agreement, dated March 20, 2006 and as amended September 11, 2006, December 13, 2006, November 3, 2007 and November 9, 2007 between H2Diesel, Inc. and Ferdinando Petrucci.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 25, 2008	/s/ Cary J. Claiborne
Name: Cary J. Claiborne Title: Chief Financial Officer